Exhibit 10.18

Industrial Lease

Oyster Point Business Park South San Francisco, California

Shelton International Holdings, Inc., a Hawaii corporation,

as Landlord,

and

Vistagen Therapeutics, Inc., a California corporation,

as Tenant

Glossary
The following terms in the Lease are defined in the paragraphs opposite the terms.

Term                                                                           Defined in Paragraph
Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1(a)
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)(x)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15
Responding Party	15
Rules and Regulations	2.4, 16.19
Security Deposit	1.7,5
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant's Entity	6.2(c)
Tenant's Share	1.5
Term	1.3
Use	6.1

Oyster Point Business Park Industrial Lease

1.       Basic Provisions ("Basic Provisions").

1.1 Parties. This Lease ("Lease") dated March 5, 2007, is made by and between Shelton International Holdings, Inc., a Hawaii corporation, ("Landlord") and Vistagen Therapeutics, Inc., a California corporation ("Tenant") (collectively, the "Parties" or individually, a "Party").

1.2 Premises and Conditions Precedent. Subject to me satisfaction of me Condition Precedent (defined in Section 1.2 (a) below) on or before April 1, 2007, Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein a portion, outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 384 Oyster Point Boulevard, Suite 8 in the City of South San Francisco, State of California, consisting of approximately 6,901 rentable square feet. The Building is located in the industrial center commonly known as Oyster Point Business Park (the "Industrial Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

1.2           (a) Conditions Precedent. It shall be a condition precedent (the "Condition Precedent") to the
Commencement Date and the effectiveness and enforceability of this Lease that on or before February 28, 2007,
Landlord shall have obtained from MJ Bioworks, Inc. a Delaware Corporation, ('MJ Bioworks") a signed amendment to the lease between Landlord and MJ Bioworks, in a form acceptable to Landlord in its sole and absolute discretion, whereby MJ Bioworks and Landlord agree to an early termination of the premises leased by MJ Bioworks. If the
Condition Precedent is not satisfied or waived by Landlord by written notice to Tenant delivered on or before February
28, 2007 then (i) this Lease shall automatically terminate and be of no further force and effect, (ii) Landlord shall refund to Tenant all amounts previously paid by Tenant hereunder, and (iii) the parties shall have no further obligations to one another under this Lease, other than the indemnities set forth in Section 13 and Section 33 below incorporated herein by this reference.

1.3 Term. Twenty-four (24) months ("Term") commencing April 1, 2007 ("Commencement Date") and ending March 31, 2009 ("Expiration Date").

1.4 Base Rent. Base Monthly Rent ("Base Rent") shall be payable as follows:
Months	Base Monthly Rent
0-12	$10,351.50
13-24	$10,765.50

1.5 Tenant's Share of Operating Expenses ("Tenant's Share").

(a) Common Area Operating Expenses 1.70%

(b) Building Operating Expenses 9.70%

1.6 Tenant's Estimated Monthly Rent Payment. Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease. The Estimated Total Monthly Payment, set forth below, shall be paid upon the execution of thisi Lease for the first month of the Lease Term.

(a) Base Rent (Paragraph 4.1)                                                                          $10,351.50
(b)	Operating Expenses (Paragraph 4.2, $ 1,045.00 excluding Real Property Taxes, and Landlord Insurance)
(c) Landlord Insurance (Paragraph 8.3)     $ 175.00

(d) Real Property Taxes (Paragraph 10)     $ 601.00

Estimated Total Monthly Payment                                                                         $12,172.50

1.7 Security Deposit. $36,516 ("Security Deposit").Tenants Security. Deposit may be reduced by $12,172.50 with satisfactory proof to Landlord that Tenant has secured funding following the PIPE and the registration of new public stock.; additionally, if Tenant is not Default, another $12,172.50 may be reduced after one year of tenancy leaving $12,172.50 as a Security Deposit the term of the Lease.

1.8 Permitted Use ("Permitted Use"). General office, research and development related to a biotech company, but only to the extent permitted by the City in which the Premises are located and all agencies and governmental authorities having jurisdiction of the Premises.

1.9 Guarantor. Not applicable.

1.10 Addenda. Attached hereto are the following Addenda, all of which constitute a part of this Lease: (a)  Addendum 1:    Not applicable.

1.11     Exhibits. Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

Exhibit A:                                Description of Premises.
Exhibit B:                                Commencement Date Certificate.

Exhibit C:                                Tenant Move-in and Lease Renewal Environmental Questionnaire
Exhibit D:                                Move Out Standards
Exhibit E:                                Rules and Regulations

1.12                      Address for Rent Payments. All amounts payable by Tenant to Landlord shall, until further notice from Landlord, be paid to Landlord at the following address:

Shelton International Holdings, Inc., a Hawaii corporation c/o AMB Property Corporation PO box 6156
Hicksville New York 11802-6156

1.13           Brokers. Tenant represents that it has not dealt with any real estate brokers or agents other than NAI BT Commercial representing Landlord and CB Richard Ellis representing Tenant (collectively the "Brokers"). The Brokers shall receive commissions pursuant to a separate listing agreement with Landlord.

2.        Premises and Common Areas.

2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants, and conditions, set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable, and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less. Tenant accepts the Premises in its present "As-Is" condition, state of repair and operating order. Notwithstanding the foregoing, Landlord shall repair, at its sole cost and expense, after receipt of Tenant's written notice thereof, which notice must be delivered to Landlord within the first sixty (60) days of the Term of this Lease, any defects or deficiencies of the mechanical, HVAC, plumbing, and electrical systems serving the Premises which are not in good working order to the extent Tenant has not caused such systems to not be in good working order. If Tenant fails to timely deliver to Landlord any such written notice of the aforementioned defects or deficiencies within said sixty (60) day period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise specifically provided in this Lease. Prior to the delivery of possession to Tenant, Landlord, at its sole cost and expense shall have the Premises professionally cleaned and obtain from the prior tenant written confirmation that it closed its laboratory in compliance with all laws and regulations of the appropriate governmental regulatory agency.

2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers, and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions, and restrictions governing the use of the Industrial Center.

2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5           Common Area Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Industrial Center to be a part of the

Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Industrial Center, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be ' appropriate.

(g) Notwithstanding anything to the contrary in this Paragraph 2.5, Landlord agrees to use reasonable efforts to perform the foregoing in a manner to attempt to minimize unreasonable and material interference with Tenant's use and occupancy of the Premises.

2.6           Parking. Tenant may use Tenant's Share of the undesignated vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for such parking. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same. Tenant shall not use more parking spaces than such number. Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks and in no event shall Tenant or any of Tenant's Representatives park or permit any parking of vehicles overnight. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord. Landlord may change the number of parking spaces and configuration of the parking areas at any time, and may assign reserved parking spaces to any tenant, in Landlord's sole discretion so long as the same does not reduce Tenant's number of parking stalls set forth above.

3.           Term.

3.1 Term. The Commencement Date, Expiration Date, and Term of this Lease are as specified in Paragraph 1.3.

3.2 Delay in Possession. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant by the Commencement Date. If, despite such efforts, Landlord is unable to deliver possession by such date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease except that the Commencement Date and Expiration Date shall be extended by the period of such delay. Except as otherwise set forth in any early occupancy agreement (if applicable) Tenant shall not, however, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant.

3.3 Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.           Rent.

4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent." All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions.

(a)      "Operating Expenses" are all costs incurred by Landlord relating to the ownership and/or operation of the Industrial Center, Building, and Premises including, but not limited to, the following:

(i) Expenses relating to the ownership, management, maintenance, repair, replacement and/or operation of the Common Areas, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, rail spurs, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs, and/or tenant directories.

(ii) Water, gas, electricity, and other utilities not paid for directly by tenants of the Industrial Center.

(iii) Trash disposal, snow removal, janitorial, security and the management and administration of any and all portions of the Industrial Center, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located at the Industrial Center or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Industrial Center;

Oyster Point Lease 8/14/06 Form Date 3 March 5,2007

(iv) Reserves set aside for maintenance, repair and replacements of improvements within the Industrial Center.

(v) Real Property Taxes.

(vi) Premiums and all applicable deductibles for the insurance policies maintained by Landlord under paragraph 8 below.

(vii) Environmental monitoring and insurance programs.

(viii) Monthly amortization of capital improvements to any portion of the Industrial Center which are not expensed by Landlord. The monthly amortization of any such capital improvement shall be the sum of the (a) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 10% or the maximum annual interest rate permitted by law.

(ix) Maintenance of the Industrial Center, including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, roof membrane, elevators, and fire detection and sprinkler systems.

(x) Heating, ventilating, and air conditioning systems ("HVAC") the costs for which are not the sole responsibility of Tenant or another tenant of the Industrial Center.

(b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord, in its reasonable discretion, shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses, or expenses to be entirely borne by Tenant.

(c) The inclusion of the improvements, facilities, and services set forth in Subparagraph 4.2(a) shall not impose any obligation upon Landlord either to have said improvements or facilities or to provide those services.

(d) Tenant shall pay monthly in advance, on the same day that the Base Rent is due, Tenant's Share of the expenses set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of expenses to reflect Landlord's estimate of such expenses for the year.

(e) Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term "Operating Expenses" shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Industrial Center; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Industrial Center); (iii) leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Industrial Center or future re-leasing of any portion of the Industrial Center; (iv) depreciation of the Building or any other improvements situated within the Industrial Center; (v) any items for which Landlord is actually and directly reimbursed by any other tenant of the Industrial Center; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 7, 8 and 9 below; (vii) other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Industrial Center, interest and penalties incurred as a result of Landlord's late payment of any invoice (provided that Tenant pays Tenant's Share of expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) any payments under a ground lease or master lease; (ix) legal fees incurred in negotiating tenant leases, and in enforcing tenant leases other than this Lease; (x) interest, principal, depreciation, points, fees, and other lender costs and closing costs on any mortgage or mortgages, or other debt instrument encumbering the Building or the Industrial Center; (xi) insurance premiums to the extent of any refunds of those premiums; (xii) interest or penalties resulting from: (a) late payment of any Operating Expense by Landlord due to Landlord's negligence or willful misconduct (unless Tenant has failed to pay its share of such expenses or Landlord in good faith disputes a charge and subsequently loses or settles that dispute); or (b) any amount payable by Landlord to any tenant resulting solely from Landlord's default in its obligations to that tenant; (xii) costs incurred because the Building, Industrial Center, or Common Areas violate any valid, applicable building code, regulation, or law in effect and as interpreted by government authorities before the date on which this Lease is signed (which shall not include non code conforming improvements which need not be brought up to code at the time the Lease is signed); (xiii) charitable or political contributions made by Landlord; (xiv) fees or dues payable to trade associations, industry associations, or similar associations; (xv) entertainment, dining, or travel expenses for any purpose; and (xvi) and flowers, gifts, balloons, or similar items provided to any entity, including Tenant, other tenants, employees, vendors, contractors, prospective tenants, and agents.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss, or damage (including attorneys' fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant (within the time required by law) that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance, or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain, or repair vehicles on the Premises, Building, or Common Areas. Tenant shall not store foods, pallets, drums, or any other materials outside the Premises. Tenant's use is subject to, and at all times Tenant shall comply with any and all Applicable Requirements, defined below. Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant's operations in the Premises. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Industrial Center, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord's prior written consent thereto, which consent may be given or withheld in Landlord's sole discretion.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term, "Hazardous Substance," as used in this Lease, shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration, or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on, or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage, or expose Landlord to any liability therefore. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination, injury, and/or liability therefore, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under, or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Tenant shall indemnify, protect, defend, and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, and agents of the foregoing ("Landlord Entities" or "Landlord Entity") and the Premises harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance on or brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors, servants, visitors, suppliers, or invitees (such employees, agents, contractors, servants, visitors, suppliers, and invitees as herein collectively referred to as "Tenant Entities" or "Tenant Entity"). Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the Expiration Date or earlier termination of this Lease.

(i) Tenant's Exculpation. Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to any claim, cost, expense or damage resulting from any Hazardous Substance now or hereafter present upon the Industrial Center to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or by a Tenant Entity; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including, without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any Tenant Entity contributes to the presence of such Hazardous Substances or Tenant and/or any Tenant Entity exacerbates the conditions caused by such Hazardous Substances, or (b) Tenant and/or any Tenant Entity allows or permits persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for, to cause such Hazardous Substances to be present in, on, under, through or about any portion of the Premises, the Building or the Industrial Center, or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any Tenant Entity has control and/or for which Tenant or any Tenant Entity are legally responsible for causing the presence of Hazardous Substances in, on, under, through or about any portion of the Premises, the Building or the Industrial Center.

6.3 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently, and in a timely manner comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements, and shall immediately upon receipt notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust, or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times following twenty-four (24) hour advance notice , for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent, or the inspection is requested or ordered by a governmental authority. .

6.5 Tenant Move-in Questionnaire. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's Move-in and Lease Renewal Environmental Questionnaire (the "Tenant Move-in Questionnaire"), a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.

7.       Maintenance, Repairs, Trade Fixtures and Alterations.

7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition, and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, ventilating, air conditioning, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements, or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition, and state of repair. Tenant shall also be solely responsible for the cost of all repairs and replacements caused by the negligent acts or omissions or intentional misconduct by Tenant or Tenant's employees, contractors, agents, guests or invitees. If Tenant refuses or neglects to perform its obligations under this paragraph to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time perform the same without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's Property or to Tenant's business by reason thereof. If Landlord performs any such obligations, Tenant shall pay to Landlord, as Additional Rent, Landlord's costs and expenses incurred therefore. Subject to Tenant's indemnification of Landlord as set forth in Paragraph 8.5, and without relieving Tenant of liability resulting from Tenant's failure to exercise and perform good maintenance practices, if the HVAC equipment or other equipment described in this Paragraph 7.1 cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such item, then such item shall be replaced by Landlord, and the cost thereof shall be prorated between the parties and Tenant shall only be obligated to pay, each month during the remainder of the Term of this Lease, on the date on which Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144.

7.2 Landlord's Obligations. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction), and Paragraph 14 (Condemnation), Landlord, at its expense and not subject to the reimbursement requirements of Paragraph 4.2, shall maintain and repair the roof structure, foundations and the structure of the exterior walls of the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall maintain and repair the Building roof membrane, Common Areas, and utility systems within the Industrial Center which are outside of the Premises. In addition, Landlord may, in Landlord's sole discretion, and at Tenant's sole cost, elect to contract for all or any portion of the maintenance, repair and/or replacement of the HVAC systems serving the Premises.

7.3 Alterations. Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an "Alteration", and collectively, the "Alterations") to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, except for Alterations that cumulatively cost less than Fifteen Thousand Dollars ($15,000.00) and which do not affect the Building systems or the structural integrity or structural components of the Premises or the Building. In all events, Tenant shall deliver at least ten (10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility and Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All Alterations shall be at Tenant's sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured, and bonded contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), and all recorded matters and rules and regulations of the Industrial Center. In addition, all work with respect to any Alterations must be done in a good and workmanlike manner. Landlord's approval of any plans, specifications or working drawings for Tenant's Alterations shall not create nor impose any responsibility or liability on the part of Landlord for then-completeness, design sufficiency, or compliance with any laws, ordinances, rules and regulations of governmental agencies or authorities. In performing the work of any such Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Industrial Center, or the Common Areas for any other tenant of the Industrial Center, and as not to obstruct the business of Landlord or other tenants in the Industrial Center, or interfere with the labor force working in the Industrial Center. As Additional Rent hereunder, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual and reasonable legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant's Alterations, plus Tenant shall pay to Landlord a fee equal to Five percent (5%) of the total cost of the Alterations. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance, in an amount approved by Landlord and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant in accordance with the terms of this Lease immediately upon completion thereof. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Industrial Center from and against any loss from any mechanic's, materialmen's or other liens.

7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted and in accordance with the Move Out Standards set forth in Exhibit D to this Lease. Without limiting the generality of the above, Tenant shall remove all tenant improvements designated by Landlord in Landlord's sole discretion, personal property, trade fixtures, and floor bolts, patch all floors, and cause all lights to be in good operating condition.

8.        Insurance; Indemnity.

8.1 Payment of Premiums and Deductibles. The cost of the premiums and all applicable deductibles for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

8.2 Tenant's Insurance.

(a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the Premises.

(i)           Commercial General Liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 general aggregate for bodily injury, personal injury, and property damage. If required by Landlord, liquor liability coverage will be included. Such insurance shall be endorsed to include Landlord and Landlord Entities as additional insureds, shall be primary and noncontributory with any Landlord insurance, and shall provide severability of interests between or among insureds.

(ii)           Workers' Compensation insurance with statutory limits and Employers Liability with a $ 1,000,000 per accident limit for bodily injury or disease.

(iii)           Automobile Liability insurance covering all owned, nonowned, and hired vehicles with a $ 1,000,000 per accident limit for bodily injury and property damage.

(iv)           Property insurance against "all risks" at least as broad as the current ISO Special Form policy, for loss to any tenant improvements or betterments, floor and wall coverings, and business personal property on a full insurable replacement cost basis with no coinsurance clause, and Business Income insurance covering loss of income and continuing expense.

(b) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

(c) If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

(d) All insurance required under Paragraph 8.2 (a) shall be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide and (ii) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

8.3 Landlord's Insurance. Landlord may, but shall not be obligated to, maintain risk of direct physical loss property damage insurance coverage, including earthquake and flood, covering the buildings within the Industrial Center, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage.

8.4 Waiver of Subrogation. To the extent permitted by law and with permission of their insurance carriers, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage or which could be realized from such insurance coverage.

8.5 Indemnity. Tenant shall protect, defend, indemnify, and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability, or costs (including court costs and attorneys' fees) incurred by reason of:

(a) any damage to any property (including but not limited to property of any Landlord Entity) or death, bodily, or personal injury to any person occurring in or about the Premises, the Building, or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, contractors, suppliers, subtenants, or visitors;

(b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c) Tenant's failure to comply with any and all governmental laws, ordinances, and regulations applicable to the condition or use of the Premises or its occupancy; or

(d) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall, with respect to any claims or liability accruing prior to such termination, survive the Expiration Date or earlier termination of this Lease.

8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross active or gross passive negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from"(i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect (passive or active) of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence (active or passive), gross negligence (active or passive), or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God or war, violence or insurrection, including, but not limited to, those caused by earthquakes, hurricanes, storms, drought, floods, acts of terrorism, and/or riots.

9.       Damage or Destruction.

9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding one hundred eighty (180) consecutive days with the conduct by Tenant of its business at the Premises, then either party, at any time prior to commencement of repair of the Premises and following ten (10) days written notice to the other party, may terminate this Lease effective thirty (30) days after delivery of such notice to the other party. Further, if any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy with respect to any such damage regardless of the cause thereof.

9.2 Damage Caused by Tenant. Tenant's termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees, or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.           Real Property Taxes.

10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, such payments shall be a Common Area Operating Expense reimbursable pursuant to Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary, or extraordinary, imposed or levied upon (a) the Industrial Center or Building, (b) any interest of Landlord in the Industrial Center or Building, (c) Landlord's right to rent or other income from the Industrial Center or Building, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (a) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy, or tax; (b) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes," and (c) any fees, expenses, or costs (including attorneys' fees, expert fees, and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment, and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon. For any such utility fees or services that are not billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, "Utility Expenses"), Tenant shall pay to Landlord Tenant's Share of Utility Expenses. If Landlord reasonably determines that Tenant's Share of Utility Expenses is not commensurate with Tenant's use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services. If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. Tenant shall also pay Tenant's Share of any assessments, charges, and fees included within any tax bill for the lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.

12. Assignment and Subleasing.

12.1           Prohibition. Tenant shall not, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant's Representatives (all of the foregoing are sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is sometimes referred to as a "Transferee"). No consent to any Transfer shall constitute a waiver of the provisions of this Section, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section.

12.2 Request for Consent. If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the "Proposed Effective Date") the following information and documents (the "Tenant's Notice"): (i) a description of the portion of the Premises to be transferred (the "Subject Space"); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, audited (if available and un-audited if unavailable) financial statements for the previous two (2) most recent consecutive fiscal years; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant's Notice by registered, certified mail, or FedEx or similar recognized over-night service , addressed to Landlord at Landlord's Address specified in the Basic Lease Information. Within twenty (20) days after Landlord's receipt of the Tenant's Notice (the "Landlord Response Period") Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth below. If Landlord does not elect to recapture pursuant to the provisions hereof and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant's Notice. If Landlord fails to respond to Tenant's Notice within Landlord's Response Period, then, after Tenant delivers to Landlord twenty (20) days written notice (the "Second Response Period") and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.

12.3 Criteria for Consent. Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is or has been in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the "Plans and Specifications") and obtain Landlord's written consent thereto, and (2) comply with all Landlord's conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (e) Landlord reasonably disapproves of the proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Industrial Center, (g) the proposed Transfer would violate any "exclusive" rights of any occupants in the Industrial Center or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord's agent has shown space in the Industrial Center to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee's agent concerning availability of space in the Industrial Center, at any time within the preceding six (6) months, (i) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Industrial Center, or increasing the expenses associated with operating, maintaining and repairing the Industrial Center, (j) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the Tenant's Notice, (k), or (1) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.

12.4 Effectiveness of Transfer and Continuing Obligations. Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit C hereto (the "Transferee HazMat Certificate"), and (iii) Landlord's form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the Term of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. If Tenant is a business entity, the direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to all the provisions hereof and in such event, it shall be a condition to Landlord's consent to such ownership change that such entities or persons acquiring such ownership interest assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entities and persons shall execute all documents reasonably required to effectuate such assumption). Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, (other than to a Permitted Transfer as hereinafter defined) shall not be assignable by Tenant unless expressly authorized in writing by Landlord (which shall be in Landlord's sole discretion). Any transfer made without Landlord's prior written consent, shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a material default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall pay to Landlord each time it requests a Transfer, an administrative fee in the amount of one thousand dollars ($1,000.00) and, in addition, Tenant shall promptly reimburse Landlord for actual reasonable legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.

A. Permitted Transfers. The assignment or subletting by Tenant of this Lease or the Premises to (i) a parent wholly owning Tenant or subsidiary wholly owned by Tenant, or (ii) any entity into which Tenant is merged or consolidated (all such persons or entities being sometimes herein referred to as "Permitted Transferees") shall not be deemed a Transfer under this Section (hence, the aforesaid events shall not be subject to obtaining Landlord's prior consent; Landlord shall not have any right to receive any transfer premium in connection therewith; and Landlord shall not have any recapture rights), provided in all instances that:

(i) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section or Lease;

(ii) Tenant give Landlord prior written notice of any such assignment or sublease;

(iii) any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee, shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease;

(iv) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease;

(v) The net worth of Permitted Transferee after the transfer is equal to or greater than that of the Tenant both at the time this Lease is signed and immediately prior to the transfer and Tenant shall provide evidence of the same to Landlord prior to the transfer; and

(vi) The parent (and all upstream parents) of any entity to which the Lease is assigned, the Premises is sublet, into which Tenant is merged, or of the company merged into Tenant, shall guaranty in writing all obligations of Tenant under this Lease pursuant to Landlords then standard form of guaranty it is then using.

12.5 Rent Adjustment/Recapture. Landlord may, as a condition to its consent: (a) require that the amount of the Rent payable under this Lease be adjusted to what is then the market value for property similar to the Premises as then constituted, as determined by Landlord; or (b) recapture the Subject Space described in the Tenant's Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Industrial Center. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

12.6 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of any Transfer Premium. The term "Transfer Premium" shall mean all rent, additional rent and other consideration actually received from such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, after the payment of (a) reasonable and customary real estate commissions, (b) reasonable and customary legal fees to negotiate such transaction, and (c) costs of altering the Premises for such assignee or subtenant, with all such expenses to be amortized (on a straight line basis) and deducted from the profits over the term of the sublease in the event of a sublease.

12.7 Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

12.8 Special Transfer Prohibitions. Notwithstanding anything set forth above to the contrary, Tenant may not (a) sublet the Premises or assign this Lease to any person or entity in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (b) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

13.      Default; Remedies.

13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

(a) The abandonment of the Premises by Tenant;

(b) Failure to pay any installment of Base Rent, Additional Rent, or any other monies due and payable hereunder, said failure continues for a period of 3 business days following written notice to Tenant.;

(c) A general assignment by Tenant or any guarantor for the benefit of creditors;

(d) The filing of a voluntary petition of bankruptcy by Tenant or any guarantor; the filing of a voluntary petition for an arrangement; the filing of a petition, voluntary or involuntary, for reorganization; or the filing of an involuntary petition by Tenant's creditors or guarantors;

(e) Receivership, attachment, or other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

(f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g) Any breach by Tenant of its covenants under Paragraph 6.2;

(h) Failure in the performance of any of Tenant's covenants, agreements, or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10-day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

(i)           Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business, or in good faith for equivalent consideration, or with Landlord's consent; and

(j)           The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

13.2 Remedies.  In the event of any Default by Tenant, Landlord shall have any or all of the following remedies:

(a)           Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to Subparagraphs (c) and (d) above, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h) Notice Provisions Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. Should Landlord prepare any notice to Tenant for failure to pay rent, additional rent or perform any other obligation under the Lease, Tenant shall pay to Landlord, without any further notice from Landlord, the additional sum of $75.00 which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of preparing such notice.

13.3           Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within six (6) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, should Landlord be unable to negotiate any payment made by Tenant on the first attempt by Landlord and without any notice to Tenant, Tenant shall pay to Landlord a fee of $50.00 per item which the parties hereby agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of Landlord's inability to negotiate such item(s).

13.4.                      Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 13.4, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and any Lender whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period following Tenant's notice and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condernning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of erninent domain or any payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant, for Tenant's relocation expenses and/or loss of Tenant's trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Estoppel Certificate and Financial Statements.

15.1 Estoppel Certificate. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge, and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Landlord, or any of Landlord's lenders or any prospective purchasers of the Premises or the Industrial Center as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Requesting Party. Should Tenant fail to deliver an executed and acknowledged estoppel certificate to Landlord as prescribed herein, Tenant hereby authorizes Landlord to act as Tenant's attorney-in-fact in executing such estoppel certificate or, at Landlord's option, Tenant shall pay a fee of $100.00 per day ("Estoppel Delay Fee") for each day after the 10 days' written notice in which Tenant fails to comply with this requirement.

15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 2 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.            Additional Covenants and Provisions.

16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4 Landlord Liability. Tenant, its successors, and assigns shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand, messenger, or courier service) or may be sent by regular, certified, or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or an overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday, Sunday, or legal holiday, it shall be deemed received on the next business day.

16.8 Waivers. No waiver by either party of a Default by the other party shall be deemed a waiver of any other term, covenant, or condition hereof, or of any subsequent Default by such party of the same or any other term, covenant, or condition hereof. In addition the acceptance by Landlord of any rent or other payment after it is due, whether or not a notice of default has been served or any action (including, without limitation, an unlawful detainer action) has been filed by Landlord thereon, shall not be deemed a waiver of Landlord's rights to proceed on any notice of default or action which has been filed against Tenant based upon Tenant's breach of the Lease.

16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant's right to possession shall terminate on 30 days notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors, and assigns, and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors, and assigns only during their respective period of ownership of an interest in the Building. In the event of any transfer or transfers of such title to the Building, Landlord (and, in the case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13 Attorneys' Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs, and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering, and other professional services expenses incurred by Landlord in connection with all requests by Tenant or any lender of Tenant for consent, waiver or approval of any kind.

16.14 Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements, or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs, and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

16.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord's election to have such event constitute the termination of such interest.

16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions, and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.18 Subordination; Attornment; Non-Disturbance.

(a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b) Attornment. Subject to the nondisturbance provisions of subparagraph (c) of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

(c) Non-Disturbance. With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "nondisturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

(d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors, and invitees to abide by, all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles, and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. The current Rules and Regulations are attached hereto as Exhibit E. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Industrial Center.

16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, and invitees and their property from the acts of third parties.

16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27 Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

16.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal and space planning consultants.

16.29 Landlord Renovations. Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, develop, alter, or modify (collectively, the "Renovations") portions of the Building, Premises, Common Areas and the Industrial Center, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Industrial Center, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's Property, Alterations or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

16.30 WAIVER OF JURY TRIAL. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, THE BUILDING OR THE PARK, AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE.

16.31 PATRIOT ACT. In compliance with Executive Order 13224 and the USA Patriot Act of 2001, Tenant affirmatively represents and warrants that (a) neither Tenant nor any officer, director, or principal of Tenant has committed or supported terrorist acts; or (b) neither Tenant nor any officer, director, or principal of Tenant is identified on the list of Specially Designated Nations and Blocked Persons generated by the Office of Foreign Assets Control.

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

LANDLORD TENANT

Shelton International Holdings, Inc.,
Tenant's Address:
a Hawaii corporation
Vistagen Therapeutics, Inc.,
 a California corporationIts: _ Date:
The Premises Address

Landlord's Address:

Shelton International Holdings, Inc., a Hawaii corporation c/o AMB Property Corporation Pier 1, Bay 1
San Francisco, California 94111
With a copy to:

Shelton International Holdings, Inc., a Hawaii corporation c/o AMB Property Corporation 1360 Willow Road, Suite 100 Menlo Park, CA 94025

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Exhibit A

Description of Premises

This exhibit, entitled "Premises", is and shall constitute Exhibit A to that certain Lease Agreement dated March 5, 2007 (the "Lease"), by and between Shelton International Holdings, Inc., a Hawaii corporation ("Landlord") and Vistagen Therapeutics, Inc., a California corporation ("Tenant") for the leasing of certain premises commonly known as 384 Oyster Point Boulevard, Unit 8, South San Francisco, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. If set forth below (or attached), the cross-hatched area depicts the Premises within the Industrial Center:

Exhibit B Commencement Date Certificate

Landlord: Tenant: Lease Date: Premises:

Shelton International Holdings, Inc., a Hawaii corporation Vistagen Therapeutics, Inc., a California corporation March 5, 2007
384 Oyster Point Boulevard, Unit 8, South San Francisco, California

Tenant hereby accepts the Premises as being in the condition required under the Lease.
The Commencement Date of the Lease is     April 1, 2007
The Expiration Date of the Lease is      March 31, 2009

LANDLORD

Shelton International Holdings, Inc., a Hawaii corporation

By: AMB Capital Partners, LLC,
a Delaware limited liability company
Its: Authorized Agent

By:
John L. Rossi
Its: Senior Vice President
Date:
TENANT

Vistagen Therapeutics, Inc., a California corporation

By:
Its:
Date: 3/20/07

By: _ Its: _ Date:
Tenant's Address:
The Premises Address

Landlord's Address:

Shelton International Holdings, Inc., a Hawaii corporation c/o AMB Property Corporation Pier 1, Bay 1
San Francisco, California 94111

With a copy to:

Shelton International Holdings, Inc., a Hawaii corporation c/o AMB Property Corporation 1360 Willow Road, Suite 100 Menlo Park, CA 94025

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

Exhibit C
Tenant Move-in and Lease Renewal Environmental Questionnaire for Oyster Point Business Park

Property Name:                                           Oyster Point Business Park
Premises Address:     384 Oyster Point Boulevard, Unit 8, South San Francisco, California

Exhibit C to the Lease Dated March 5, 2007
Between

Shelton International Holdings, Inc., a Hawaii corporation, ("Landlord") and

Vistagen Therapeutics, Inc., a California corporation, ("Tenant")

Instructions: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner's Risk Management Department. Please print clearly and attach additional sheets as necessary.

1.0      Process Information

Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of Manufacturing process employed.

Stem cell and biotech R/D

2.0      Hazardous Materials
Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.
2.1      Are any of the following materials handled on the property? Ye
□ Explosives S. Solvents S Acids ET Gases
pother (please specify)

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.
(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.        ^Jj r0^K <j{jtfcP&   rYC , O^PfV k
□ Fuels                                       □ Oils
□ Oxidizers                                       □ Organics/Inorganics
□ Bases                                       □ Pesticides -
□ PCBs                                       ^Radioactive Materials ^LhXjj.^o

2.2

1^

Material

liquid Kf,

Physical State (Solid, Liquid, or Gas)

f

Usage

2-cyf h\o I

Container Size

Number of Containers

Total Quantity

tft'fc y

2.3

Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0      Hazardous Wastes
Are hazardous wastes generated? Yes
If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1      Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

□ Hazardous wastes
□ Waste oils

□ Air emissions
□ Industrial Wastewater
□ PCBs
□ Sludges
□

□ Regulated Wastes

CSyOther (please specify)

3.2

List and quantify the materials identified in Question 3-1 of this section. Attach separate pages as necessary.
Waste Generated	RCRA listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

  3.3      Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.
Transporter/Disposal Facility Name 1 1	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

ilease of 'No

3.4

Are pollution controls or monitoring employed in the process to prevent or minimize the c6 wastes into the environment?Yes vxmSTc

If so, please describe.      t                                                                / I   ) . A   /  J /

4.0

USTS/ASTS 4.1
Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?
YesNo

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection / spill prevention measures. Please attach additional pages if necessary.

Integrity testing Overfill spill protection

Inventory reconciliation Secondary containment

Leak detection system Cathodic protection

4.2

Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.4

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4.5

If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the
property?YesNo

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

  4.6      For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or

Yes No

For new tenants, are installations of this type required for the planned operations?
Yes          No
If yes to either question, please describe.

5.0      Asbestos Containing Building Materials

Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 Regulatory

  6.1      For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations?
Yes          No
If so, please describe.

  6.2      For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property?
Yes          No_
If so, please describe.

6.3  Does the operation have or require a National Pollutant Discharge Elimination System (NPDE

Yes No

If so, please attach a copy of this permit.

6.4  For Lease renewals, have there been any complaints from the surrounding community regarding facility

Yes No

Have there been any worker complaints or regulatory investigations regarding hazardous material

exposure at the facility?                                                                                                           Yes          No

If so, please describe status and any corrective actions taken. Please attach additional pages as necessary.

6.5

Has a Hazardous Materials Business Plan been developed for the site? If so, please attach a copy.

Yes

No
6.6

Are any environmental documentation, chemical inventory, or management plan required by the local Fire Department or Health Department? If so, please attach a copy.

Yes           No
Certification

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature: /s/ Franklin Rice
Name: Franklin Rice
Title: SVP Finance & Admin
Date:3/20/07
Telephone: 650-558-9512
Please forward the completed questionnaire to:
Mr. Steve Campbell AMB Property Corporation Pier 1, Bay 1
San Francisco, CA 94111

Exhibit D Move Out Standards

This "Move Out Standards" (Exhibit D) is dated March 5, 2007, for the reference purposes only and is made between Shelton International Holdings, Inc., a Hawaii corporation ("Landlord"), and Vistagen Therapeutics, Inc., a California corporation ("Tenant"), to be a part of that certain Standard Industrial Lease (the "Lease") concerning a portion of the Property more commonly known as 384 Oyster Point Boulevard, Unit 8, South San Francisco, California, (the "Premises"). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of this Lease, and in addition to any other provisions of the Lease regarding surrender of the Premises, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under the Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord. If Tenant fails to remove its personal property, fixtures or alterations or additions upon the expiration or earlier termination of the Lease, the same shall be deemed abandoned and shall become the property of Landlord. Tenant shall be liable to Landlord for all costs and damages incurred by Landlord in removing, storing or selling such property, fixtures, alterations or additions and in restoring the Premises to the condition required pursuant to the Lease.

Notwithstanding anything to the contrary in the Lease, Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall includes, but is not limited to, the following:

1. Lights:

2. Dock Levelers & Roll-Up Doors:
3. Dock Seals:
4. Warehouse Floor:

5. Tenant-Installed Equipment & Wiring:

6. Walls:

Office and warehouse lights will be fully operational with all bulbs fimctioning.
Should be in good working condition.
Free of tears and broken backboards repaired.
Free of stains and swept with no racking bolts and other protrusions left in the floor. Cracks should be repaired with an epoxy or polymer.
Removed and space returned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)
Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.     Roof:

Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

8.     Signs:

All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9.   Heating & Air Conditioning System:

10. Overall Cleanliness:

A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers and HVAC systems are operational and in good and safe operating condition.

Clean windows, sanitize bathroom(s), vacuum carpet and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.
11. Upon Completion:

Contact Landlord's property manager to coordinate date of toning off power, taming in keys, and obtain final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

FIRST AMENDMENT TO LEASE (Extension of Lease Term)

THIS FIRST AMENDMENT TO LEASE ("Amendment") is executed as of the 24th day of April, 2009, between OYSTER POINT LLC, a Delaware limited liability company ("Landlord") and VISTAGEN THERAPEUTICS, INC., a California corporation ("Tenant").

RECITALS

A. Landlord (as successor to Shelton International Holdings, Inc., a Hawaii corporation) and Tenant are parties to that certain Industrial Lease, dated March 5, 2007 (the "Lease"), pursuant to which Tenant leases from Landlord approximately 6,901 rentable square feet of space (the "Premises"), which Premises are known as Suite 8 and located in the building located at 384 Oyster Point Blvd., South San Francisco, California 94080 (the "Building"), which Building is a part of Oyster Point Business Park. All capitalized terms not otherwise defined herein shall have the meaning given them in the Lease. The term of the Lease expired on March 31,2009, and Tenant remains in possession of the Premises on a holdover basis.

B. As of March 31, 2009, Tenant owed to Landlord a total of Fifty One Thousand Five Hundred Forty Two and 50/100 Dollars ($51,542.50) in past due Base Rent and Operating Expenses (including Real Property Taxes) under Paragraphs 4.1 and 4.2 of the Lease (the "Past Due Rent").

C. Landlord and Tenant presently desire to amend the Lease to (i) extend the term of the Lease for an additional period of one (1) year and nine (9) months, commencing, retroactively, on April 1,2009, and ending on December 31,2010, (ii) provide for a portion of Tenant's monthly Base Rent to be deferred during the six (6) month period from April 1,2009, through September 30,2009, (iii) provide for the repayment by Tenant to Landlord of the Past Due Rent and deferred monthly Base Rent by amortizing such sums, with interest, over the fifteen (15) month period commencing on October 1, 2009, and ending on December 31, 2010, (iv) provide for the application of a portion of the existing Security Deposit to Tenant's rental obligations under the Lease, and (v) document certain other modifications to the Lease agreed upon by Landlord and Tenant, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby agree as follows:

1. Extension of Lease Term. Effective as of me date hereof, the term of the Lease, as set forth in Paragraphs 1.3 and 3.1 of the Lease, is extended for an additional period (the "Extension Period") of one (1) year and nine (9) months, commencing, retroactively, on April 1, 2009, and ending on December 31,2010. All of the existing terms of the Lease shall apply during the Extension Term, except to the extent otherwise expressly provided herein.

2. Condition of Premises. Tenant shall accept the Premises in their "as-is" condition for the Extension Period and Landlord shall have no obligation to make or pay for any improvements or perform any renovation in the Premises as a result of the extension of the Lease term.

3. Monthly Base Rent.

a. Monthly Base Rent. During the Extension Period, Tenant shall pay as monthly Base Rent for the Premises under Paragraph 4.1 of the Lease the following sums for the respective periods:

Period                                       Monthly Base Rent**

April 1, 2009, thru May 31, 2009$4,306.20

June 1, 2009, thru July 31, 2009$6,459.30
August 1, 2009, thru September 30, 2009$8,612.40
October 1,2009, thru December 31, 2010$15,761.45

**The parties acknowledge and agree that:

(x) The monthly Base Rent payments set forth above for April 1,2009, through May 31, 2009, are at 40% of actual rent, thereby reflecting a 60% deferral, the monthly Base Rent payments set forth above for June 1, 2009, through July 31, 2009, are at 60% of actual rent, thereby reflecting a 40% deferral, and the monthly Base Rent payments set forth above for August 1, 2009, through September 30, 2009, are at 80% of actual rent, thereby reflecting a 20% deferral.

(y) The monthly Base Rent payment of $15,761.45 set forth above for the fifteen (15) month period from October 1, 2009, through December 31, 2010, is comprised of (i) $10,000.00 per month of regularly scheduled monthly Base Rent payments and (ii) $5,761.45 per month, which constitutes the monthly payment required to repay the Past Due Rent and the deferred rent referenced in (x) above, in equal monthly payments over the fifteen (15) month period from October 1, 2009, through December 31, 2010, at an interest rate often percent (10%) per annum. In the event of a Default (as defined in Paragraph 3.1 of the Lease) Landlord may, by written notice to Tenant, call the then unpaid Past Due Rent and deferred rent, plus accrued and unpaid interest thereon, immediately due and payable. Upon Tenant's repayment of the unpaid Past Due Rent and deferred rent in its entirety, the subsequent monthly Base Rent payments shall be reduced to $10,000.00 to reflect the fact that the Past Due Rent and deferred rent is no longer a part of the Base Rent payments.

b.     Application of Security Deposit to Monthly Base Rent. Subject to the provisions of this

Paragraph 3.b., Landlord shall apply to each of the fifteen (15) monthly Base Rent payments due under
Paragraph 4.1 of the Lease (as amended by Paragraph 3.a. above) during the period from October 1, 2009, through December 31,2010, the sum of Five Hundred Dollars ($500.00), which applied sums shall be taken from the Security Deposit presently held by Landlord under Paragraph 5 of the Lease. Upon each application of the Security Deposit pursuant to the immediately preceding sentence, the Security Deposit required under
Paragraph 5 of the Lease shall be reduced by the applied amount. The aforementioned application of the
Security Deposit to Base Rent on a particular month shall be made only if, as of the date the monthly Base
Rent payment is due, there is no uncured Default. Further, upon a Default, Landlord may require that the
Security Deposit be restored to Thirty Six Thousand Five Hundred Sixteen Dollars ($36,516.00) and, if
Landlord notifies Tenant in writing that Landlord is so increasing the Security Deposit, Tenant shall, not later than fifteen (15) days following Landlord's written notice to Tenant, deposit with Landlord the sums required to fully restore the Security Deposit to Thirty Six Thousand Five Hundred Sixteen Dollars ($36,516.00).

4. Operating Expenses. During the Extension Period, the provisions of Paragraph 4.2 of the Lease shall continue to apply in full, with "Tenant's Share" continuing to be as stated in Paragraph 1.5 of the Lease. Notwithstanding the foregoing, in the second sentence of Paragraph 4.2(d) of the Lease, the words "150 days" are substituted for the words "90 days."

5. Security Deposit. Except to the extent provided in Paragraph 3.b. above, the provisions of Paragraph 5 of the Lease shall continue to apply in full. The second sentence of Paragraph 1.7 of the Lease is hereby deleted in its entirety.

6. Lease Modifications. Effective as of the date hereof, the following additional modifications are made to the Lease.

a. Waiver of Subrogation.  The words "and with permission of their insurance carriers" are deleted from Paragraph 8.6 of the Lease.

b. Holding Over. The following sentence is added before the final sentence of Paragraph 16.9 of the Lease:

"If Tenant holds over without the consent of Landlord, in addition to Landlord's other remedies under this Lease, the 150% holdover rent provided for above shall apply."

c.     No Consequential Damages. Effective as of the date hereof, the following language is added to the Lease as Paragraph 16.32:

"16.32. No Consequential Damages. Notwithstanding anything to the contrary in this Lease, in no event shall either party be liable to the other party for consequential damages or interruption or loss of business, income Or profits."

7. Tenant's Move-In and Renewal Environmental Questionnaire. Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall complete and deliver to Landlord the Questionnaire in the form attached hereto as Exhibit A.

8. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with NAI BT Commercial Real Estate Services ("Landlord's Broker") and CBRE ("Tenant's Broker") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by Tenant's Broker or any other real estate broker or salesman other than Landlord's Broker for a commission, finder's fee or other compensation as a result of Tenant's entering into this Amendment. Landlord shall pay the commission or other fees due to Landlord's Broker in connection with this Amendment and Tenant shall have no responsibility therefor.

9. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to extend the lease or to amend the Lease, or a reservation of or option to extend the lease or to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

10.  Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.
Tenant:

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:

OYSTER POINT LLC, a Delaware limited liability company

By:

Paul W. Grafft

Name: Paul W. Grafft
Title: Vice President                                                                                     Name: Franklin Rice
Title: CFO

Tenant Move-in and Lease Renewal Environmental Questionnaire for Oyster Point Business Park

Property Name: Oyster Point Business Park

Premises Address:    Suite 8, 384 Oyster Point Blvd.

VistaGen Therapeutics, Inc., a California corporation ("Tenant")

Instructions: The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner's Risk Management Department. Please print clearly and attach additional sheets as necessary.

1.0      Process Information

Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

Biotech research and development and related offices

2.0      Hazardous Materials

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.
2.1      Are any of the following materials handled on the property?

Yes^No
□ Explosives □ Solvents □ Acids X Gases X Other (please specify). Liquid nitrogen

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.
□ Oils □ Organics/Inorganics □ Pesticides □ Radioactive Materials
□ Fuels □ Oxidizers □ Bases □ PCBs

2.2           If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.
2.3 Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate. Warehouse
Are hazardous wastes generated?
Yes_  No_

3.0     Hazardous Wastes

Are hazardous wastes generated?

If yes, continue with the next question. If not, skip this section and go to Section 4.0.     ' ^
3.1       Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?
□ Hazardous wastes
□ Waste oils
□ Air emissions
□ Regulated Wastes
□ Industrial Wastewater
□ PCBs
□ sludges
□ Other (please specify) '

3.2	List and quantify the materials identified in Question 3-1 of this section. Attach separate pages as necessary.
Waste Generated	RCRA listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

3.3 Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.
Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3.4 Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?
Yes __ No ___

If so, please describe.

4.0 USTS/ASTS

4.1 Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?

Yes     No X

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection / spill prevention measures. Please attach additional pages if necessary.
Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing                                         Inventory reconciliation                                                          Leak detection system
Overfill spill protection                                                                                 Secondary containmentCathodic protection

4.2	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3	Is the UST/AST registered and permitted with the appropriate regulatory agencies?

Yes	No

If so, please attach a copy of the required permits.

4.4       If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4.5 If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property?
Yes __ No ___  none associated with tenant VistaGen

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4.6      For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? l
Yes ___ No ___ none for VistaGen – unknown for others
For new tenants, are installations of this type required for the planned operations?
Yes          No
If yes to either question, please describe.

5.0      Asbestos Containing Building Materials

Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 Regulatory

6.1 For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations?

Yes           No: X

If so, please describe.

6.2  For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? a

Yes __  No: X

If so, please describe.

6.3       Does the operation have or require a National Pollutant Discharge Elimination System

(NPDES) or equivalent permit?

Yes           No: X

If so, please attach a copy of this permit.

6.4	For Lease renewals, have there been any complaints from the surrounding community regarding facility operations?
Yes__ No___ None that we know of

Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility?

Yes          No

If so, please describe status and any corrective actions taken. Please attach additional pages as necessary.

6.5      Has a Hazardous Materials Business Plan been developed for the site?

Yes          No X none required as far as we know

If so, please attach a copy.

6.6 Are any environmental documentation, chemical inventory, or management plan required by the local Fire Department or Health-Department?
                            Yes ___ No_X     as far as we know
If so, please attach a copy.
Certification

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.
Signature:,

Name: Franklin Rice
Title:       CFO
Date:      4-30-09
Telephone: 650-244-9990 x 223

SECOND AMENDMENT TO LEASE

(Extension of Lease Term)

THIS SECOND AMENDMENT TO LEASE ("Amendment") is executed as of the 19th day of October, 2010, between OYSTER POINT LLC, a Delaware limited liability company ("Landlord") and VISTAGEN THERAPEUTICS, INC., a California corporation ("Tenant").

RECITALS

A. Landlord (as successor to Shelton International Holdings, Inc., a Hawaii corporation) and Tenant are parties to that certain Industrial Lease, dated March 5, 2007, pursuant to which Tenant leases from Landlord approximately 6,901 rentable square feet of space (the "Premises"), which Premises are known as Suite 8 and located in the building located at 384 Oyster Point Blvd., South San Francisco, California 94080 (the "Building"), which Building is a part of Oyster Point Business Park. The lease was amended by a First Amendment to Lease, dated as of April 24, 2009 (the "First Amendment"), pursuant to which the term of the lease was extended through December 31, 2010, and Tenant's rental obligations were adjusted in order to repay certain past due rent amounts and to defer certain other rent obligations. All capitalized terms not otherwise defined herein shall have the meaning given them in the Lease.

B. Landlord and Tenant presently desire to amend the Lease to extend the term of the Lease for an additional period of six (6) months, as more fully provided below.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby agree as follows:

1. Extension of Lease Term. Effective as of the date hereof, the term of the Lease, as set forth in Paragraphs 1.3 and 3.1 of the Lease (as previously amended), is extended for an additional period (the "Extension Period") of six (6) months, commencing on January 1, 2011, and ending on June 30, 2011. All of the existing terms of the Lease shall apply during the Extension term, except to the extent otherwise expressly provided herein.

2. Condition of Premises. Tenant shall accept the Premises in their "as-is" condition for the Extension Period and Landlord shall have no obligation to make of pay for any improvements or perform any renovation in the Premises as a result of the extension of the Lease term.

3. Monthly Base Rent. During the Extension Period, Tenant shall pay as monthly Base Rent for the Premises under Paragraph 4.1 of the Lease the sum of Ten Thousand Three Hundred Fifty One and 50/100 Dollars ($10,351.50). For the period prior to January 1, 2011, the provisions of Paragraphs 3.a. and 3.b of the First Amendment (which set forth the rent for the Lease extension under the First Amendment) shall continue to apply without modification.

4. Operating Expenses. During the Extension Period, the provisions of Paragraph 4.2 of the Lease (as amended by Paragraph 4 of the First Amendment) shall continue to apply in full, with "Tenant's Share" continuing to be as stated in Paragraph 1.5 of the Lease.

5. Security Deposit. The provisions of Paragraph 5 of the Lease shall continue to apply in full, with the Security Deposit being Twenty Nine Thousand Sixteen Dollars ($29,016.00), which is the amount of the Security Deposit after the full application of the deductions required pursuant to Paragraph 3.b. of the First Amendment.

6. Tenant's Move-In and Renewal Environmental Questionnaire. Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall complete and deliver to Landlord the Questionnaire in the form attached hereto as Exhibit A.

7. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with NAIBT Commercial Real Estate Services ("Landlord's Broker") and CB Richard Ellis, Inc. ("Tenant's Broker") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than Landlord's Broker or Tenant's Broker for a commission, finder's fee or other compensation as a result of Tenant's entering into this Amendment. Landlord shall pay the commission or other fees due to Landlord's Broker and Tenant's Broker in connection with this Amendment and Tenant shall have no responsibility therefor.

8. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state of California, (c) Tenant has foil corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

9. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to extend the lease or to amend the Lease, or a reservation of or option to extend the lease or to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

10. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:

Tenant:

THRID AMENDMENT TO LEASE (Extension of Lease Term)

THIS THIRD AMENDMENT TO LEASE ("Amendment") is executed as of the 1st day of April, 2011, between OYSTER POINT LLC, a Delaware limited liability company ("Landlord") and VISTAGEN THERAPEUTICS, INC., a California corporation ("Tenant").

RECITALS

A.      Landlord (as successor to Shelton. International Holdings, Inc., a Hawaii corporation) and Tenant are parties to that certain Industrial Lease, dated March 5, 2007, pursuant to which Tenant leases from Landlord approximately 6,901 rentable square feet of space (the "Premises"), which Premises are known as Suite 8 and located in the building located at 384 Oyster Point Blvd., South San Francisco, California 94080 (the "Building"), which Building is a part of Oyster Point Business Park. The lease was amended by (i) a First Amendment to Lease, dated as of April 24, 2009, pursuant to which the term of the lease was extended through December 31, 2010, and Tenant's rental obligations were adjusted in order to repay certain past due rent amounts and to defer certain other rent obligations, and (ii) a Second Amendment to Lease, dated as of October 19, 2010, pursuant to which term of the lease was further extended through June 30, 2011. The aforementioned lease, as so amended, is referred to hereinafter as the "Lease." Air capitalized terms not otherwise defined herein shall have the meaning given them in the

Lease.

B.         Landlord and Tenant presently desire to amend the Lease to extend the term of the Lease for an additional period of two (2) years, as more fully provided below.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby agree as follows:

    1:    Extension of Lease Term. Effective as of the date hereof, the term of the Lease, as set forth in Paragraphs 1.3 and 3.1 of the Lease (as previously amended), is extended for an additional period (the "Extension Period") Of two (2) years, commencing oh July .1, 2011, and ending on June 30, 2013. All of the' existing terms of the Lease shall apply during the Extension Term, except to the extent otherwise . expressly provided herein.

2. Condition of Premises. Tenant shall accept the Premises in their "as-is" condition for the Extension Period and Landlord shall have no obligation to make or pay for any improvements or perform any renovation in the Premises as a result of the extension of the Lease term.

3.   Monthly Base Rent.   During the Extension Term, the Monthly Rent provided for in Paragraphs 2.c. and 5 of the Lease shall be the following amounts for the respective periods:

Period                                            Monthly Rent
7/01/11 through 6/30/12                                                                $12,076.75
7/01/12 through 6/30/13                                                                $12,439.05

4. Operating Expenses. During the Extension Period, the provisions of Paragraph 4.2 of the Lease (as amended by Paragraph 4 of the First Amendment) shall continue to apply in full, with "Tenant's Share" continuing to be as stated in Paragraph 1.5 of the Lease.

5. Security Deposit. The provisions of Paragraph 5 of the Lease shall continue to apply in full, with the Security Deposit.being Twenty Nine Thousand Sixteen Dollars ($29,016.00).

6. Tenant's Move-In and Renewal Environmental Questionnaire. • Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall complete and deliver to Landlord the Questionnaire in the form attached hereto as Exhibit A.

   7. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with NAI BT Commercial Real Estate Services ("Landlord's Broker") and CB Richard Ellis, Inc.

("Tenant's Broker") and has not authorized, or employed, or acted by implication to authorize or: to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment.

Tenant shall indemnify, defend and hold Landlord, harmless from and against-any and all claims by any real estate broker or salesman other than Landlord’s Broker or Tenant’s Broker for a commission, finder’s fee or other compensation as a result of Tenant's entering into this Amendment.  Landlord shall pay the commission of other fees due to Landlord's Broker and Tenant's Broker in connection with this Amendment and Tenant shall have no responsibility therefor.

8. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state of California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

9. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to extend the lease or to amend the Lease, or a reservation of or option to extend the lease: or- to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenants .

10. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:

Tenant:

Title

Tenant Movc-in and Lease Renewal Environmental Questionnaire for Oyster Point Business Park

Property Name: Oyster Point Business Park

Premises Address:    Suite 8, 384 Oyster Point Blvd.

VistaGen Therapeutics, Inc., a California corporation . ("Tenant")

Instructions: The following questionnaire is to be completed by the Tenant Representative with .knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner's Risk Management Department. Please print clearly and attach additional sheets as necessaiy.

1.0     Process Information

Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

2.0

Hazardous Materials

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1     Are any of the following materials handled on the property?

Yes V^No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

□ Explosives XSolvents
X Acids
X Gases
X Other (please specify)

□ Fuels
□ Oxidizers
□ Bases
□ PCBs

□ Oils
□ Organics/Inorganics
□ Pesticides
□ Radioactive Materials
□

2.2 If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each. category separately.

3.0     Hazardous Wastes

Are hazardous wastes generated? Yes X    No ___
If yes, continue with the next question. If not, skip this section and go to Section 4.0.
□          Hazardous wastes • □ Waste oils
□ Air emissions
□ Regulated Wastes

  3.1 Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

□ Industrial Wastewater
□ PCBs
□ Sludges
X  Other (please specify)

3.2 List and quantify the materials identified in Question 3-1 of this section. Attach separate pages as necessary.
Waste Generated	RCRA listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition
TBD

  3.3 Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.
Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
Stiri cycle	TBD

  3.4 Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?
Yes   No ___

If so, please describe:

Standard good industrial practice by experienced responsible personel

4.0     USTS/ASTS

4.1 Are underground storage tanks (USTs), above ground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? .

Yes ___

No  X

If  not, continue with section 5.0.,: If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.. Please attach additional pages if necessary.
Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak . Detection / Spill Prevention-Measures*
.. .

,. ... - .

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing Overfill spill protection
Inventory reconciliation Secondary containment

Leak detection system Cathodic protection

4.2  Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3  Is the UST/AST registered and permitted with the appropriate regulatory agencies?

Yes No
If so, please attach a copy of the required permits.

4.4             If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTshave leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4.5 If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property?
Yes            No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4.6 . For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

Yes                No ___
For new tenants, are installations of this type required for the planned operations? Yes No
If yes to either question, please describe.

5.0     Asbestos Containing Building Materials

Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials, and informed not to disturb these materials.  Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0     Regulatory .

  6.1 For Lease Renewals, are there any past, current, or pending regulatory actions by federal state, or local environmental agencies alleging noncompliance with regulations?

If so, please describe.

6.2 For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property?
Yes                      No X

If so, please describe.

6.3 Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?

Yes                      No X

If so, please attach a copy of this permit.

6.4     For Lease renewals, have there been any complaints from the surrounding community regarding facility operations?

Yes                No X

Have there been any worker complaints or regulatory investigations regarding hazardous maternal exposure at the facility?

Yes    No X

If so, please describe status and any corrective actions taken. Please attach additional pages as necessary.

6.5     Has a Hazardous Materials Business Plan been developed for the site?
Yes                  No X
If so, please attach a copy.

  6.6   Are any environmental documentation, chemical inventory, or management plan required by the local Fire Department or/Health Department?

Yes           No X
If so, please attach a copy.
Certification

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature: /s/ Franklin Rice
Name: A. Franklin Rice
Title: CFO

Date: yr#7-11
Telephone: 650-244-9990